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EXHIBIT 23.2

CONSENT OF ARTHUR ANDERSEN LLP

        As independent public accountants, we hereby consent to the use of our auditors' report (dual dated March 31, 2000 and June 30, 2000), relating to the December 31, 1999 financial statements of Gear.com, Inc. and to all references to our firm included in or made a part of this registration statement.

/s/  ARTHUR ANDERSEN LLP

Seattle, Washington
April 17, 2002

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EXHIBIT 23.2
CONSENT OF ARTHUR ANDERSEN LLP